EXHIBIT 10 (iii)

            Executive Employment Agreement and Stock
           Option Agreement of R. B. Robertson dated
                        September 1, 1997

                    EXECUTIVE EMPLOYMENT AGREEMENT


     THIS AGREEMENT is made on the 1st day of September, 1997, between PFC BANK, a Pennsylvania business corporation located at Fourth Street and Ford Avenue, P. O. Box 311, Ford City, Pennsylvania 16226, (the "Bank") and PEOPLES FINANCIAL CORP., INC., a Pennsylvania business corporation located at Fourth Street and Ford Avenue, P. O. Box 311, Ford City, Pennsylvania 16226, (the "Corporation") and R. B. ROBERTSON, an adult individual residing in Pennsylvania (the "Executive").

     WHEREAS, the Bank and Corporation desire to employ the Executive as President and CEO of the Bank and Corporation under the terms and conditions set forth herein; and

     WHEREAS, the Executive desires to serve the Bank and Corporation in an executive capacity under the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

     1. TERMS OF EMPLOYMENT. The Bank and Corporation hereby employ the Executive and the Executive hereby accepts employment with the Bank and Corporation for a period of three (3) years beginning on September 1, 1997 and ending on August 31, 2000, subject, however, to prior termination of this Agreement as set forth below.

     2. POSITION AND DUTIES. The Executive shall serve as the President and CEO of the Bank and Corporation and a member of the Board of Directors of the Bank and Corporation and shall have supervision and control over, and responsibility for, the general management and operation of the Bank and Corporation, and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Bank and Corporation, provided that such duties are consistent with the Executive's position as the President in charge of the general management of the Bank and Corporation.

     3. ENGAGEMENT IN OTHER EMPLOYMENT. The Executive shall devote all his working time, ability and attention to the business of the Bank and Corporation during the term of this Agreement. The Executive shall notify the Board of Directors of the Bank and Corporation in writing and receive their written consent before the Executive engages in any other business or commercial activities, duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Bank and/or Corporation, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with the Bank and/or Corporation.

     4.  COMPENSATION.

         (a) Annual Direct Salary: As compensation for services rendered the Corporation under this Agreement, the Executive shall be entitled to receive from the Corporation an annual direct salary of One Hundred Thirty Thousand Eight Hundred Ninety-Two($130,892.00) Dollars per year(the "Annual Direct Salary"), payable in substantially equal monthly installments (or such other more frequent intervals as may be determined by the Board of Directors of the Corporation as payroll policy for senior executive officers) prorated for any partial employment period.

         (b) Bonus. The Board of Directors may, in its sole discretion, provide for payment of a yearly bonus to the Executive in such an amount as it may deem appropriate to provide incentive to the Executive and to reward the Executive for his performance.

         (c) Stock Option Agreement. During the term of this Agreement, and provided the Agreement is not earlier terminated as set forth in Paragraph 9(c), Executive shall be entitled to purchase up to 6,536 shares of stock of the Corporation, pursuant to the terms of the Stock Option Agreement, attached hereto as Exhibit A and incorporated herein by reference. Executive shall be responsible for any and all federal state and local taxes resulting from his participation in the Stock Option Agreement and purchase of stock thereunder.

         (d) Contingent Compensation. During the term of his employment under this Agreement, and provided the Agreement is not earlier terminated as set forth in Paragraph 9(c), Executive shall receive contingent compensation in the amount of a $83,333.33 lump sum payment, minus applicable withholdings, on September 26, 1997 September 2, 1998 and September 2, 1999. If the Executive shall, after September 2, 1998, become disabled as defined in Paragraph 9, and shall survive but remain disabled on a continuous basis until January 1, 1999, the remaining payment shall be accelerated from September 2, 1999 to January 1, 1999. Executive shall be responsible for any and all federal state and local taxes resulting from this contingent compensation arrangement and shall indemnify and hold the Bank and/or Corporation harmless for any and all tax liability resulting from the establishment of this contingent compensation arrangement.

         (e) Disability Benefits. If Executive becomes disabled as the result of a non-work related illness, injury or impairment, Executive may participate in the Bank's short and long term disability plans pursuant to the terms and conditions set forth in each plan. Executive understands and agrees that these plans and policies may be amended or terminated at the discretion of the Bank and/or Corporation.

         (f) Vacation/Time Off. Executive's vacation/time off benefits shall accrue in accordance with the Bank's vacation/time off policy.

      5. OFFICES. The Executive agrees to serve without additional compensation as a director on the Board of Directors of the Bank and Corporation and, if elected or appointed thereto, without additional compensation in one or more offices of the Bank and Corporation, and/or in one or more offices or as a director of any of the Bank and/or Corporation's non-banking subsidiaries; provided, however, the Executive shall not be required to serve in such additional offices or as a director of the Bank and/or Corporation or any subsidiary if such service would expose him to adverse financial consequences.

     6. DIRECTORS AND OFFICERS LIABILITY INSURANCE. The Bank and/or Corporation shall use its best efforts to obtain such insurance coverage for the Executive under an insurance policy covering officers and directors of the Bank and Corporation against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require the Bank and/or Corporation to obtain such insurance, if the Board of Directors of the Bank and/or Corporation determine that such coverage cannot be obtained at a commercially reasonable price.

     7. UNAUTHORIZED DISCLOSURE. During the employment of Executive, or at any later time, the Executive shall not, without the written consent of the Board of Directors of the Bank and Corporation or a person authorized thereby, knowingly disclose to any person, other than an employee of the Bank and Corporation or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Bank and Corporation, any material confidential information obtained by him while in the employ of the Bank and Corporation with respect to any of the Bank and/or Corporation's services, products, improvements, formulas, designs or styles, processes, customers, methods of distribution or any business practices the disclosure of which could be or will be materially damaging to the Bank and/or Corporation provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Bank and Corporation.

     8. RESTRICTIVE COVENANT. The Executive covenants and agrees as follows: the Executive shall not directly or indirectly, within the marketing area of the Bank and/or Corporation (defined as an area within one hundred (100) miles radius surrounding of Ford City, Pennsylvania), enter into or engage generally in direct or indirect competition with the Bank and/or Corporation or any subsidiary of the Bank and/or Corporation, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any other person, for a period of one (1) year after the date of termination of his employment. The existence of any claim or cause of action of the Executive against the Bank and/or Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Bank and/or Corporation of this covenant. The Executive agrees that any breach of the restrictions set forth in this Paragraph will result in irreparable injury to the Bank and/or Corporation for which it shall have no adequate remedy at law and the Bank and/or Corporation shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this Paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographic area, it shall be in full force and effect as to that period of time or geographic area determined to be reasonable by the court.

     9.  TERMINATION.

         (a) Death. The Executive's employment hereunder shall terminate upon his death.

         (b)  Disability.

              (1) Suspension of Compensation.  If, as a result of
             physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position on a full time basis with or without a reasonable accommodation and without posing a direct threat to himself and others, for a period of thirty (30) days, all obligations of Bank and Corporation to pay Executive an Annual Direct Salary as set forth in

             Paragraph 4(a) of this Agreement are suspended. Executive shall be entitled, pursuant to the established disability plan or program of the Bank to apply for disability benefits under those programs.

              (2) Disability Termination.  Executive agrees that
             should he remain unable to perform all the essential functions of his position on a full time basis, with or without a reasonable accommodation and without posing a direct threat to himself or others, after sixty five (65) days, the Bank and Corporation will suffer an undue hardship by continuing Executive in his position. Upon this event, all compensation and employment obligations of the Bank and Corporation under this Agreement shall cease (with the exception of Executive's rights under the Bank's then existing short term and long term disability plans, the stock option benefits described in Paragraph 4(c), the contingent compensation benefits described in Paragraph 4(d)), and this Agreement shall terminate.

         (c) Cause. The Corporation may terminate the Executive's employment hereunder for "Cause." As used in this Agreement, "Cause" for Termination means conduct, activities or performance by Executive which, in the judgment of the Bank and/or Corporation, based upon the information then in its possession, is detrimental to the Bank's and/or Corporation's interests, business, goodwill or reputation. Both Executive and the Bank and/or Corporation recognize that it is not possible to describe every circumstance in which "Cause" for termination would exist. By way of illustration only, the Executive and Bank and/or Corporation agree that "Cause" for Termination of Executive Employment includes, but is not limited to: violation of any law (other than minor traffic offenses); excessive absenteeism; Executive's failure or refusal to perform his duties or obligations under this Agreement; failure to correct, to the Bank's and/or Corporation's satisfaction, within fifteen (15) days after written notice to Executive of such deficiency or deficiencies, any deficiency in Executive's performance under this Agreement; violation of Executive's confidentiality, noncompetition and outside activities obligations under this Agreement; insubordination; theft or abuse of company property or of the property of its customers, employees, contractors or business associates; dishonesty; working while intoxicated; violation of the Bank's and/or Corporation's rules, policies, procedures or practices; abuse of benefits or privileges of employment; unprofessional conduct toward or unlawful discrimination against the Bank's and/or Corporation's employees, customers, business associates, contractors or visitors; the breach of Executive's fiduciary duty to the Bank and/or Corporation involving personal profit; the willful violation of any law, rule or regulation governing banks or bank officers or the issuance of any final cease and desist order issued by a bank regulatory authority, any of which directly and materially harms the business of the Bank; and unauthorized conduct which creates a risk of loss or liability to the Bank and/or Corporation or of damaging Bank's and Corporation's reputation or interests.


         (d) Termination by Executive. The Executive may terminate his employment hereunder, for Good Reason. The term "Good Reason" shall only mean: (i) any assignment to the Executive, without his consent, of any duties other than those contemplated by, or any limitation of the powers of the Executive not contemplated by Paragraph 2 hereof, or (ii) any removal of the Executive from or any failure to re-elect the Executive to any of the positions indicated in Paragraph 2 hereof, except in connection with termination of the Executive's employment as a result of Executive's disability or for Cause, or (iii) a reduction of the Executive's Annual Direct Salary as provided in Paragraph 4(a) hereof, or (iv) any other material breach by the Corporation of this Agreement, provided that the Executive shall have given the Board of Directors thirty (30) days written notice of such breach and such breach shall not have been cured within such thirty (30) day period after receipt of notice, or (v) any Change of Control (as defined herein).

     10. DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, the term "Change of Control" shall mean: A change in control (other than one occurring by reason of an acquisition of the Corporation by Executive) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") if Corporation were subject to the Exchange Act reporting requirements; provided that, without limiting the foregoing, such a change in control shall be deemed to have occurred if;

         (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent
(25%) or more of the combined voting power of the Corporation's then outstanding securities, or

         (b) during any period of two consecutive years during the term of Executive's employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     11. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the date of Change of Control shall mean:

         (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five percent (25%) or more of the Corporation's voting securities, or

         (b) the date of the transfer of all or substantially all of the Corporation's assets, or

         (c) the date on which a merger, consolidation or combination is consummated, as applicable, or

         (d) the date on which individuals who formerly constituted a majority of the Board of Directors of the Corporation ceased to be a majority.

     12.  PAYMENTS UPON TERMINATION.

         (a) If the Executive's employment shall be terminated for Cause, or by termination of the Agreement through nonrenewal, the Bank and/or Corporation shall pay the Executive or his estate his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and any other amounts owing to the Executive at the date of termination, and the Bank and/or Corporation shall have no further obligations to the Executive under this Agreement.

         (b) If the Executive's employment is terminated by the Bank and/or Corporation (other than pursuant to Paragraphs 9(a), 9(b) or 9(c) hereof or as a result of nonrenewal of this Agreement), or if the Executive shall terminate his employment for Good Reason, then the Bank and/or Corporation shall pay the Executive his full Annual Direct Salary from the date of termination through the last day of the term of this Agreement and shall have no other obligation to Executive.

         (c) If the Executive's employment shall be terminated by the Bank and/or Corporation because of Executive's disability, the Executive shall have no further right to payment other than those rights set forth in the Bank's then existing short term and long term disability plans, and the stock option and contingent compensation benefits as set forth in Paragraph 4(c) and 4(d) respectively.

         (d) If the Executive's employment shall be terminated because of his death, the Bank and/or corporation shall pay the Executive or his estate his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and any other amounts owing to the Executive and, with the exception of those stock option and contingent compensation benefits set forth in Paragraphs 4(c) and 4(d), the Bank and corporation shall have no further obligations to Executive under this Agreement.

         (e) Golden Parachute Limitation. Should the payments described in this Paragraph be considered by state or federal bank regulators to be "golden parachute payments" as defined in 12 C.F.R. Section 359, et seq. and 12 U.S.C.S. Section 1828(k), the Bank and Corporation are relieved from any and all liability for those payments considered to be golden parachute payments.

         (f)  Nonrenewal of Agreement and Severance Allowance:
In the event the Executive serves the full term of this Agreement, and the Bank and/or Corporation do not offer to renew this Agreement, the Executive shall not be entitled to any severance allowance whatsoever and the Bank and/or Corporation shall have no further obligations to the Executive under this Agreement.

     13.  CONSULTING ARRANGEMENT.

     Upon expiration of this Agreement on September 1, 2000, provided that this Agreement has not been previously terminated pursuant to Paragraphs 9(a), 9(b), 9(c), and 9(d) and provided there has been no change in control as set forth in Paragraphs 10 and 11, the Executive and Bank and Corporation agree that the Bank and Corporation intend to purchase the services of Executive as a consultant.

     In his capacity as consultant, the Executive shall be considered an independent contractor, and shall not receive a salary; Executive shall not be considered an employee of the Bank or Corporation, and Executive shall not be entitled to any of the benefits normally made available full time to Bank and/or

Corporation employees. In addition, the Executive shall no longer participate in any of the salary continuation, contingent compensation, stock purchase or other benefit plans or arrangements described in this Agreement.

     In his capacity as consultant, the Executive shall assist the Bank and/or Corporation in their marketing endeavors, shall advise the respective Boards of the Bank and/or Corporation on various matters, and shall provide other services as the Bank and/or Corporation require. For so long as Executive performs these services as consultant, the Bank or Corporation shall pay Executive $1,666.67 per month. The term of Executive's services as consultant shall be consecutive one month terms, and can terminate at any time with thirty (30) days written notice by either party. If not previously terminated, the consulting arrangement set forth in this Paragraph shall terminate automatically after thirty six (36) months. Executive agrees that, during the term of the consulting arrangement and for a period of twelve (12) months thereafter, he shall continue to honor the Nondisclosure (Paragraph 7) and the Restrictive Covenant (Paragraph 8) provisions of this Agreement.

     14. DAMAGES FOR BREACH OF CONTRACT/WAIVER OF JURY TRIAL. In the event of a breach of this Agreement by either the Corporation or the Executive, each hereby waive to the fullest extent permitted by law the right to a trial by jury and to assert any claim against the others for punitive or exemplary damages. Furthermore, Executive hereby waives any and all rights to assert claims or recover damages in an amount in excess of that set forth in Paragraph 12(b).

     15. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive:         R.B. Robertson

                                                , PA

     If to the Bank:              PFC Bank
                                  Fourth and Ford Streets
                                  Ford City, PA  16226

     If to the Corporation:       PEOPLES FINANCIAL CORP., INC.
                                  Fourth and Ford Streets
                                  Box 311
                                  Ford City, PA  16226

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     16. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Executive, his personal representatives, heirs or assigns and to the Bank and/or Corporation and any of successors or assigns of the Bank and/or Corporation.

     17. SEVERABILITY. If any provision of this Agreement is declared unenforceable by a judicial or administrative body for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     18. AMENDMENT. This Agreement may be amended or cancelled only by mutual agreement of the parties in writing.

     19. ATTORNEY'S FEES AND COSTS. If any action at law is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall not be entitled to reasonable attorney's fees, costs, or disbursements.

     20. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. If the Executive dies prior to the expiration of the term of employment, any monies that may be due him from the Corporation and/or Bank under this Agreement as of the date of death shall be paid to the executor, administrator, or other personal representative of the Executive's estate or the beneficiaries or legatees entitled to such monies under the decedent Executive's last will or applicable testate laws.

     21. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     22. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Bank and/or Corporation, and this Agreement contains all the covenants and agreements between the parties with respect to the employment of Executive by the Bank and/or Corporation.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation, by its authorized representatives the day and year above mentioned.

ATTEST:                            PFC BANK


/s/ Brian Henry                 By /s/ Frank T. Baker
---------------------------        --------------------------
Brian Henry, Secretary             Frank T. Baker


ATTEST:                            PEOPLES FINANCIAL CORP., INC.


/s/ Brian Henry                 By /s/ Frank T. Baker
---------------------------        ---------------------------
Brian Henry, Secretary             Frank T. Baker


WITNESS:


/s/ James L. Kifer                 /s/ R. B. Robertson
--------------------------         ---------------------------
James L. Kifer                     R. B. Robertson

                                                   Exhibit A-1

                 NON-QUALIFIED STOCK OPTION AGREEMENT

     This Agreement, dated as of September 1, 1997, is delivered to R. B. Robertson, an adult individual (the "Executive") pursuant to the resolution of the Board of Directors of Peoples Financial Corp., Inc. ( the "Corporation") dated August 20, 1997 ( the "Plan"), and as modified by the Consent to Corporate Action effective as of September 1, 1997.

     Subject to the terms of the Executive Employment Agreement, the Corporation hereby grants and gives to the Executive the option and right, but not the obligation, to purchase from the Corporation up to six thousand five hundred thirty six (6,536) shares of common stock of the Corporation, having a par value of $.30 per share, at the purchase price of Thirty Eight Dollars and Twenty Five Cents ($38.25) for each such share (being the fair market value as of the date hereof), and under and subject to the terms and provisions set forth in this Agreement, the Executive Employment Agreement and the Plan. The parties intend that the options granted by this Agreement are and shall be Non-Qualified Options and not incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended.

     The options shall vest under and subject to the terms of the Executive Employment Agreement according to the following schedule:

              * 2,178 shares on the date hereof;

              * 2,179 shares on September 2, 1998; and

              * 2,179 shares on September 2, 1999; provided,
                however, that should Recipient become disabled prior to December 31, 1998, and survive until January 1, 1999, but remain disabled on a continuous basis, the vesting scheduled shall accelerate so that this option will vest on January 1, 1999 instead of on September 2, 1999.

     Subject to the other provisions of the Executive Employment Agreement, this Agreement and the Plan, the options hereby granted and which become vested as set forth above, shall remain exercisable for one (1) year from the date the option vests:
Notwithstanding any other provisions of this Agreement or the Plan, the options and all rights under this Agreement, to the extent not exercised, shall terminate and be null and void at 12:00 o'clock midnight (Eastern prevailing time) on August 31, 2002.

                                              Exhibit A - 1

     The options granted by this Agreement shall be exercisable during the lifetime of the Executive and only by the Executive and shall not be salable, transferable, or assignable by the Executive except by his Will or pursuant to applicable laws of descent and distribution.

     If Executive is terminated for Cause by the Bank and/or Corporation, as set forth in the Executive Employment Agreement, Executive shall forfeit all options under this Non-Qualified Stock Option Agreement, including both non-vested options and those options which are vested and have not been exercised, and the Corporation shall have no further obligation to Executive under this Agreement.

     If the Executive ceases to be employed by the Corporation or any subsidiary thereof (as defined in Section 424 of the Internal Revenue Code of 1986, as amended), subject to the limitations set forth herein, and the limitations set forth in Executive Employment Agreement, the Executive may exercise his options hereunder during its remaining term for a period of three (3) months after the date of such cessation of employment to the extent that the option hereunder was then and remains exercisable, unless such employment cessation was due to a Change of Control, as that term is defined in the Executive Employment Agreement or the Executive's disability (as defined in the Executive Employment Agreement, in which case the three (3) month period shall be twelve (12) months. If the Executive dies while employed by the Corporation or a subsidiary thereof (as defined in Section 424 of the Internal Revenue Code of 1986, as amended), the qualified personal representatives of the Executive, or any persons who acquire the options hereunder pursuant to the Will of the Executive or laws of descent and distribution, may exercise the options after the options vest hereunder during their remaining term for a period of not more than twelve (12) months after the date of the Executive's death to the extent that the option hereunder was then and remains exercisable.

     If the Executive desires to exercise his vested options under this Agreement, the Executive shall do so by properly completing, signing, and returning to the Secretary of the Corporation, or to the person designated by said Corporate Secretary, the Notice of Exercise in the form attached to and made a part of this Agreement, together with full, good and proper payment by the Executive for the common shares being purchased hereunder in legal tender of the United States of America. The Corporation may withhold issuance and delivery to the Executive of any or all stock certificate or certificates for such shares being purchased hereunder until full collection by the Corporation or its depository of full payment for such shares and until there is full compliance with and satisfaction of all applicable terms and provisions of and under the Plan and this Agreement. The Corporation may require that the Executive remit, in cash, an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements. The Executive shall have no rights or powers with respect to any shares of the common stock purchased hereunder unless and until one or more stock certificates for shares are issued and delivered to the Executive.

                                              Exhibit A-1

     Nothing in this Agreement or in the Plan confers upon the Executive any right to continue in the employment of, or maintain any particular relationship with the Corporation or its subsidiaries or affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate the Executive, his employment and other relationships.

     The options granted by this Agreement are and shall be under and subject to all of the terms and provisions of the Executive Employment Agreement, this Agreement, and the Plan, and may be exercised only as, when, during the time or times, and in the manner provided in the Executive Employment Agreement, this Agreement and the Plan. The terms and provisions of the Plan are hereby incorporated by reference in and as a part of this Agreement, and this Agreement in all respects shall be interpreted and construed in accordance with the Executive
Employment Agreement.   The Executive acknowledges that he has
received a copy of the Executive Employment Agreement and Plan and has read and is familiar with their provisions. The provisions of this Agreement shall be interpreted and construed under and enforced in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America, which to that extent shall govern.

     The Corporation has duly executed this Agreement as of the date first above written.


Attest:                         PEOPLES FINANCIAL CORP., INC.


------------------------     By /s/ Frank T. Baker
                                -----------------------------
                                Frank T. Baker

                                              Exhibit A-2

                    Acceptance by Executive
                    -----------------------

     The undersigned Executive, R. B. Robertson, intending to be legally bound, hereby accepts and agrees to the terms and provisions of the preceding Agreement and the Resolutions of the Board of Directors of the Corporation, dated August 20, 1997, and the Consent to Corporate Action effective as of September 1, 1997 relating thereto.



Date: 9/1/97                  /s/ R. B. Robertson
      -------                 -----------------------------
                              R. B. Robertson


                              Executive's Social Security Number:

                              ###-##-####
                              ------------------------------

                                              Exhibit A-3


                       NOTICE OF EXERCISE

                     OF NON-QUALIFIED OPTION

TO:  Secretary
     PEOPLES FINANCIAL CORPORATION, INC.
     Fourth Street and Ford Avenue
     P.O. Box 311
     Ford City, PA 16226

     I, the undersigned, the Recipient and the holder of that certain Non-Qualified Stock Option Agreement (the "Agreement"), dated September 1, 1997, to purchase from Peoples Financial Corporation, Inc. (the "Corporation") up to a total of 6,536 shares of the Corporation's common stock for the exercise price of $38.25, which exercise price is the fair market value on the date of grant, September 1, 1997, for each share, under and subject to the provisions of the Executive Employment Agreement and resolutions of the Board of Directors dated August 20, 1997 (the "Plan"), hereby do notify you of my intention and election to exercise hereby my Option under said Agreement to purchase 2,178 shares of such common stock of Peoples Financial Corporation, Inc. as provided in said Agreement and Plan. I am enclosing a personal check for the sum of $83,308.50, representing full payment for such shares being purchased hereunder at the above stated purchase price for each share under this Agreement. I understand agree that: (i) Peoples Financial Corporation, Inc. may withhold issuance and delivery to me of any or all stock certificate or certificates for such shares of common stock being purchased hereunder until full collection by Peoples Financial Corporation, Inc. or its depository of full payment for such shares and until there is full compliance with and satisfaction of all applicable terms and provisions of and under the Plan and said Agreement; (ii) Peoples Financial Corporation, Inc. may require me to remit to Peoples Financial Corporation, Inc. an amount sufficient to satisfy fully any federal, state, and other jurisdictions' income and other tax withholding requirements prior to its issuance and delivery to me of any stock certificate or certificates for such shares being purchased hereunder; and (iii) I will have no rights or powers with respect to any shares of such common stock being purchased hereunder unless and until one or more stock certificates for the shares are issued and delivered to me.

     I intend to be legally bound by this Notice and my exercise of my stock option hereunder, which are and shall be irrevocable.

Social Security Number: ###-##-####      /s/ R. B. Robertson
                        -----------      ------------------------
                                         R. B. Robertson
                                            (Signature)


Date:    9/1/97                          R. B. Robertson
        --------                         ------------------------
                                          (Type or Print Name)

                  PEOPLE'S FINANCIAL CORP., INC.
                            PFC BANK
               DIRECTORS CONSENT TO CORPORATE ACTION

     The undersigned, being all of the directors of the above-named Bank and Corporation, entitled to vote at a meeting thereof, do hereby consent to the adoption of the following resolutions and to taking the corporate action hereinafter specified as though same had been approved and adopted at a meeting of Directors duly called and convened, this consent being given pursuant to Section 1405(d) of the Banking Code of 1965, as amended and Section 1727(b) of the Business Corporation Law of 1988.

     RESOLVED, that R. B. Robertson be and hereby is offered the position of President and Chief Executive Officer of the Bank and Corporation, upon the terms and conditions in the Executive Employment Agreement, attached hereto and incorporated herein by reference;

     BE IT FURTHER RESOLVED, that the Chairman of the Board of Directors of the Bank and Corporation be and is hereby directed and empowered to execute an Executive Employment Agreement with
R. B. Robertson with terms and conditions substantially identical to the terms and conditions of the Executive Employment Agreement attached hereto.

Dated: September 1, 1997


/s/ Frank T. Baker                 /s/ Frank L. Doverspike
--------------------------         -----------------------------
Frank T. Baker                     Frank L. Doverspike

/s/ Marlin F. Foreman              /s/ Brian Henry
--------------------------         -----------------------------
Marlin F. Foreman                  Brian Henry



/s/ Darl Hetrick                   /s/ Francis E. Kane
--------------------------         -----------------------------
Darl Hetrick                       Francis E. Kane


/s/ Raleigh B. Robertson           /s/ Raleigh B. Robertson, Jr.
--------------------------         ------------------------------
Raleigh B. Robertson               Raleigh B. Robertson, Jr.


/s/ J. Jack Sherman                /s/ Howard H. Shreckengost
--------------------------         ------------------------------
J. Jack Sherman                    Howard H. Shreckengost


/s/ William H. Toy
--------------------------
William H. Toy